Exhibit 3.28

Registration No. 30539

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 Cooper Finance Ltd., by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Cooper Offshore Holdings Ltd., on the 20th day of August, 2002.

[SEAL]	Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 22nd day of August, 2002 for Acting Registrar of Companies

FORM NO. 7a	Registration No. 30539

CERTIFICATE OF DEPOSIT OF

MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

Cooper Finance Ltd.

was delivered to the Registrar of Companies on the 25th day of July, 2001 in accordance with section 45(3) of the Companies Act 1981 (“the Act”).

[SEAL]		Given under my hand and Seal of the REGISTRAR OF COMPANIES this 14th day of August, 2001.

for Registrar of Companies

Capital prior to increase:	US$12,000.00

Amount of increase:	US$8,000.00

Present Capital:	US$20,000.00

FORM NO. 6	Registration No. 30539

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 22nd day of May, 2001

Cooper Finance Ltd.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

[SEAL]	Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 23rd day of May, 2001 for Registrar of Companies

FORM No. 2

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES

Section 7(1) and (2)

MEMORANDUM OF ASSOCIATION

OF

Cooper Finance Ltd.

(hereinafter referred to as “the Company”)

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

Name and Address	Nationality	Number of Shares Subscribed	Bermudian Status (Yes or No)

Alison R Dyer Cedar House 41 Cedar Avenue Hamilton HM 12, Bermuda	British	1	Yes

Ruby L. Rawlins Cedar House 41 Cedar Avenue Hamilton HM 12, Bermuda	British	1	Yes

Angela R. B Browne Cedar House 41 Cedar Avenue Hamilton HM 12, Bermuda	British	1	Yes

Joy Thompson Cedar House 41 Cedar Avenue Hamilton HM 12, Bermuda	British	1	Yes

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be a Exempted Company as defined by the Companies Act 1981.

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding in all, including the following parcels:-

Not applicable.

5.	The authorised share capital of the Company is $12,000.00 divided into 1,200,000 shares of $0.01 each. The minimum subscribed share capital of the Company is $12,000.00 in United States currency.

6.	The objects for which the Company is formed and incorporated are:-

(a)	To carry on business as a holding company and to acquire and hold shares, stocks, debenture stock, bonds, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wherever constituted or carrying on business, and shares, stock, debentures, debenture stock, bonds, obligations and other securities issued or guaranteed by any government, sovereign ruler, commissioners, trust, local authority or other public body, whether in Bermuda or elsewhere, and to vary, transpose, dispose of or otherwise deal with from time to time as may be considered expedient any of the Company’s investments for the time being;

(b)	To acquire any such shares and other securities as are mentioned in the preceding paragraph by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof;

(c)	To co-ordinate the administration, policies, management, supervision, control, research, planning, trading and any and all other activities of any company or companies now or hereafter incorporated or acquired which may be or may become a Group Company (which expression, in this and the next following paragraphs means a company, wherever incorporated, which is or becomes a holding company or a subsidiary of, or affiliated with, the Company within the meanings respectively assigned to those terms in The Companies Act 1981) or, with the prior written approval of the Minister of Finance, any company or companies now or hereafter incorporated or acquired with which the Company may be or may become associated;

(d)	To provide financing and financial investment, management and advisory services to any Group Company, which shall include but not be limited to granting or providing credit and financial accommodation, lending and making advances with or without interest to any Group Company and lending to or depositing with any bank funds or other assets to provide security (by way of mortgage, charge, pledge, lien or otherwise) for loans or other forms of financing granted to such Group Company by such bank:

Provided that the Company shall not be deemed to have the power to act as executor or administrator, or as trustee, except in connection with the issue of bonds and debentures by the Company or any Group Company or in connection with a pension scheme for the benefit of employees or former employees of the Company or a Group Company or their respective predecessors, or the dependants or connections of such employees or former employees; and

(e)	The packaging of goods of all kinds;

(f)	The buying, selling and dealing in goods of all kinds;

(g)	The designing and manufacturing of goods of all kinds;

(h)	Scientific research including the improvement, discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

(i)	All forms of engineering;

(j)	The acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

(k)	The buying, selling, hiring, letting and dealing in conveyances of any sort;

(l)	To acquire by purchase or otherwise and hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated; and

(m)	To enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

7.	The Company has the following powers:

(a)	to borrow and raise money in any currency or currencies and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by the creation and issue of securities;

(b)	to enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods or in any other manner, the performance of any obligations or commitments of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person, including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company;

(c)	to accept, draw, make, create, issue, execute, discount, endorse, negotiate and deal in bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise;

(d)	to sell, exchange, mortgage, charge, let on rent, share of profit, royalty or otherwise, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities;

(e)	to issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose;

(f)

to grant pensions, annuities, or other allowances, including allowances on death, to any directors, officers or employees or former directors, officers or employees of the Company or any company ,which at any time is or was a subsidiary or a holding company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the Company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish or support any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payment towards insurance or other arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its members or for any national, charitable, benevolent, educational, social, public, general or useful object;

(g)	subject to the provisions of Section 42 of the Companies Act 1981, to issue preference shares which at the option of the holders thereof are to be liable to be redeemed; and

(h)	to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:-

(Subscribers)	(Witnesses)

SUBSCRIBED this 18th day of May 2001.

STAMP DUTY (To be affixed)

Not Applicable